Exhibit 23.2

Consent of Independent Auditors

We hereby consent to incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement (on Form S-3 No. 333-108325) of our report dated February 5, 2004, relating to the financial statements of Genmab A/S, which appear in Medarex Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003.

PricewaterhouseCoopers

Statsautoriseret Revisionsinteressentskab

Copenhagen, Denmark

29 July 2004

/s/    Jens Roder

State Authorized Public Accountant